Exhibit 5.1

June 4, 2025

Board of Directors

Bitmine Immersion Technologies, Inc.

10845 Griffith Peak Dr., #2

Las Vegas, Nevada 89135

Re: Securities Registered Under Registration Statement on Form S-1 Pursuant to 462(b)

Ladies and Gentlemen:

We have acted as counsel to Bitmine Immersion Technologies, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”) of a registration statement on Form S-1 (the “462(b) Registration Statement”) which relates to the Company’s Registration Statement on Form S-1 (File No. 333-284361) (the “Registration Statement”) initially filed by the Company on January 21, 2025 and declared effective by the Commission on June 4, 2025.

The 462(b) Registration Statement relates to the offer and sale by the Company of up to an additional (i) 431,250 shares of its Common Stock, par value of $0.0001 per share (the “Common Stock”); (ii) warrants to purchase Common Stock that the Company has agreed to issue to ThinkEquity LLC (the “Representative Warrants”); and (iii) 21,562 shares (the “Warrant Shares”) of Common Stock underlying the Representative Warrants. The Common Stock, Representative Warrants, and Warrant Shares are referred to herein collectively as the “Securities.”

The Securities are proposed to be issued and sold by the Company pursuant to an Underwriting Agreement (the “Underwriting Agreement”) by and between the Company and ThinkEquity LLC, substantially in the form filed as Exhibit 1.1 to the Registration Statement.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issue of the Securities.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. We have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the Delaware General Corporation Law of the State of Delaware and federal laws of the United States and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Securities shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company against payment therefor in total numbers that do not exceed the total number of securities available under the Company’s certificate of incorporation and in the circumstances contemplated by the form of underwriting agreement most recently filed as an exhibit to the Registration Statement, the issue and sale of the Securities will have been duly authorized by all necessary corporate action of the Company, and the Securities will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the Delaware General Corporation Law of the State of Delaware.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the prospectus under the heading “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into the 462(b) Registration Statement filed with respect to the Securities. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ FitzGerald Kreditor Bolduc Risbrough LLP

FitzGerald Kreditor Bolduc Risbrough LLP